UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Kaydon Corporation

(Name of Registrant as Specified In Its Charter)

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KAYDON CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Ann Arbor, Michigan

April 5, 2004

To Our Shareholders:

     The 2004 Annual Meeting of shareholders of Kaydon Corporation will be held at the Courtyard by Marriott Hotel, Ann Arbor, Michigan on Friday, May 7, 2004, at 11:00 a.m. for the following purposes:

(1) election of a Board of Directors for a term of one year;

(2) ratification of the appointment of the Company’s independent auditors for 2004; and

(3) to transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on Wednesday, March 10, 2004, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

JOHN F. BROCCI	BRIAN P. CAMPBELL
Secretary	Chairman of the Board

     THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY

     You can help avoid the necessity and expense of sending a follow-up letter by the prompt completion and return of the enclosed proxy whether or not you expect to attend the Annual Meeting of shareholders. For your convenience, there is enclosed a self-addressed envelope requiring no postage if mailed in the United States.

GENERAL INFORMATION
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION MATTERS
PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
PROPOSALS BY HOLDERS OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER ITEMS OF BUSINESS
APPENDIX A
APPENDIX B
APPENDIX C

KAYDON CORPORATION

315 East Eisenhower Parkway, Suite 300
Ann Arbor, Michigan 48108

ANNUAL MEETING OF SHAREHOLDERS

To be held on May 7, 2004

PROXY STATEMENT

GENERAL INFORMATION

      The Annual Meeting of shareholders of Kaydon Corporation (“Kaydon” or the “Company”) will be held on Friday, May 7, 2004, at the Courtyard by Marriott Hotel, 3205 Boardwalk St., Ann Arbor, Michigan at 11:00 a.m. for the purposes set forth in the accompanying notice. This statement is furnished in connection with the solicitation by Kaydon’s Board of Directors of proxies to be voted at such meeting and at any and all adjournments thereof. This statement and the accompanying form of proxy are first being distributed to shareholders on or about April 2, 2004. Kaydon will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Kaydon has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares, and Kaydon has agreed to reimburse them for their expenses in so doing. In addition to the use of the mails, certain officers, directors and regular employees of Kaydon, at no additional compensation, may request the return of proxies by personal interview or by telephone.

Quorum and Vote Requirements

      Each share of common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting.

      Participants in the Kaydon Corporation Employee Stock Ownership and Thrift Plan and the Electro-Tec Corporation Employee Retirement Benefit Plan will receive separate voting instruction cards covering the shares held for participants in those plans. Voting instruction cards must be returned or the shares will not be voted by the trustee.

      For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by broker non-votes (as defined below) will be counted as present and entitled to vote and will count towards determining a quorum.

      Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein.

      If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Kaydon, or by attending the Annual Meeting and voting in person.

      Votes will be tabulated by a representative of The Bank of New York, who will act as Inspector of Election.

      Directors are elected by a plurality of votes validly cast in person or by proxy at any meeting at which a quorum is present. Shares represented by proxies that are marked “withhold authority” with respect to the election of one or more nominees as Directors will not be counted in determining whether a plurality of votes was obtained in such matters. If no directions are given and the signed card is returned, the members named as proxies will vote the shares for the election of all listed nominees for Directors. Where shares are held in the name of a broker and the proxy card is not returned by the shareholder, brokerage firms have the authority to vote your non-voted shares (known as “broker non-votes”) on certain routine matters. The proposal to elect six directors could be treated as a routine matter. Consequently, if the shareholder does not return the proxy card, the brokerage firm may either vote the shares on this routine matter or leave the shares unvoted. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned their completed proxy cards, and for those returned, but abstained from voting, those shares will not be included in the vote totals and will have no effect on the vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Number of Shares Outstanding, Record Date and List of Shareholders

      Only shareholders of record at the close of business on Wednesday, March 10, 2004, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date there were 28,217,768 shares of common stock of Kaydon outstanding and eligible to vote. A list of shareholders will be available for examination by shareholders at the Annual Meeting in accordance with the Delaware General Corporation Law.

Common Stock Ownership

      The following table sets forth information as of December 31, 2003, concerning the only persons known to Kaydon to be the beneficial owners of more than 5% of Kaydon’s issued and outstanding common stock:

		Percentage of Issued
Name and Address	Amount and Nature of	and Outstanding
of Beneficial Owner	Beneficial Ownership	Common Stock

Mac-Per-Wolf Company(1)	2,311,930	8.2%
310 S. Michigan Ave., Suite 2600 Chicago, IL 60604
Fenimore Asset Management, Inc.(2)	1,605,269	5.7%
384 N. Grand Street P.O. Box 310 Cobleskill, NY 12043
Janus Small Cap Value Fund(1)	1,590,000	5.6%
100 Fillmore Street Denver, CO 80206
Merrill Lynch Investment Managers(3)	1,551,060	5.5%
Merrill Lynch & Co., Inc. World Financial Center, North Tower 250 Vesey Street New York, NY 10381

(1)	Based upon its statement on a joint Schedule 13G filed with the SEC on February 2, 2004, by Mac-Per-Wolf Company, and Janus Small Cap Value Fund, (a) Mac-Per-Wolf Company has sole voting and dispositive power over 2,311,930 shares, and (b) Janus Small Cap Value Fund has sole voting and dispositive power over 1,590,000 shares.

(2)	Based upon its statement on a Schedule 13G filed with the SEC on January 9, 2004, Fenimore Asset Management, Inc. has sole voting and dispositive power over 1,605,269 shares.

(3)	Based upon its statement on a Schedule 13G filed with the SEC on January 27, 2004, Merrill Lynch & Co., Inc. has sole voting and dispositive power over 1,551,060 shares.

      The following table presents information regarding beneficial ownership of Kaydon’s common stock by each member of the Board of Directors and the executive officers named in the Summary Compensation

Table below (the “Named Executive Officers”) as of March 10, 2004. Except as noted below each person exercises sole voting and investment power with respect to such shares.

	Amount and Nature of
	Beneficial Ownership		Percentage
Name and Address	of Common Stock(1)		Owned

David A. Brandon	0		*
30 Frank Lloyd Wright Drive Ann Arbor, MI 48106
Gerald J. Breen	49,231		*
8271 Bavaria Road Macedonia, Ohio 44056
Brian P. Campbell**	328,800	(2)(3)	1.16%
Thomas C. Sullivan	28,830		*
2628 Pearl Road Medina, Ohio 44258
Robert M. Teeter	15,492		*
2001 Commonwealth Blvd, Ste. 202 Ann Arbor, Michigan 48105
B. Joseph White	20,100		*
188 E. 70th St. — 12A New York, New York 10021
John F. Brocci**	84,104		*
Kenneth W. Crawford**	55,796		*
Peter C. DeChants**	109,500	(3)	*
John R. Emling**	57,985		*
All executive officers and directors as a group (10 people)	670,338		2.37%

*	Less than one percent.

**	Address is 315 East Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108

(1)	Includes (a) unvested restricted shares awarded under the Company’s 1999 Long-Term Stock Inventive Plan subject to possible forfeiture (58,780 shares for Mr. Campbell; 24,800 shares for Mr. Brocci; 28,500 shares for Mr. Crawford; 26,000 shares for Mr. DeChants; and 39,896 shares for Mr. Emling, totaling 177,976 shares for all executive officers of the Company as a group); (b) unvested restricted shares awarded under the Company’s 2003 Non-Employee Directors Equity Plan subject to possible forfeiture (800 each for Messrs: Breen, Sullivan, Teeter and White, totaling 3,200 shares for all directors as a group); (c) shares which may be acquired before May 9, 2004 upon the exercise of stock options issued under the Company’s stock option plans (13,200 shares for Mr. Breen; 18,200 shares for Mr. Sullivan; 9,450 shares for Mr. Teeter; 18,200 shares for Mr. White; 12,000 shares for Mr. Crawford; totaling 71,050 shares for all directors and executive officers of the Company as a group); and (d) shares held in their account in the Kaydon Corporation Employee Stock Ownership and Thrift Plan (296 shares for Mr. Crawford; and 595 shares for Mr. Emling).

(2)	Includes 2,000 shares owned by a trust as to which Mr. Campbell disclaims beneficial ownership.

(3)	Includes 79,500 shares owned by the Kaydon Corporation Retirement and Pension Plan Master Trust over which Mr. Campbell and Mr. DeChants share voting and disposition authority as members of the Company’s Investment Committee. Mr. Campbell and Mr. DeChants disclaim beneficial ownership of these shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

      The persons designated as proxies in the accompanying proxy have been selected by the Board of Directors of Kaydon and have indicated that they intend to vote all proxies received by them for the election of each of the following nominees for the office of director of Kaydon, unless instructed otherwise, each to serve until the Annual Meeting of shareholders next succeeding their election and until their successors have been duly elected and qualified.

      If for any reason any of the following nominees is not a candidate when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee if one is designated by the Board of Directors. Information concerning the nominees is set forth below.

Name and Age of Nominees

David A. Brandon (51)	Mr. Brandon has been Chairman and Chief Executive Officer of Domino’s Pizza, LLC, a privately held company in the business of franchising and operating retail pizza delivery stores and food distribution since March 1999. Prior to that, Mr. Brandon was President and Chief Executive Officer of Valassis Communications, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the Board of Directors of Valassis Communications, Inc. from 1997 to 1998. Mr. Brandon is a Director of Burger King Corporation and TJX Companies, and is a Regent of the University of Michigan. He has been a Director of Kaydon since February 2004.

Gerald J. Breen (58)	Mr. Breen has been the Chairman and Chief Executive Officer of IER Industries Inc., a manufacturer of precision elastomeric seals and parts, since 1993. Prior to 1998 Mr. Breen had been President and Chief Executive Officer of Cuyam Corporation and a private investor since 1986. Mr. Breen also serves on the Board of Directors of Disposable Products Company, LLC. He has been a Director of Kaydon since January 1992. Mr. Breen is Chairman of the Compensation Committee and is a member of the Audit Committee of the Board of Directors.

Brian P. Campbell (63)	Mr. Campbell has been President and Chief Executive Officer of Kaydon Corporation since September 1998 and Chairman of the Board since April 1999. Prior to that Mr. Campbell was founder and President of TriMas Corporation from May 1986 to January 1998, and from January 1998 to September 1998, President and Co-Chief Operating Officer of MascoTech, Inc. Mr. Campbell is a Director of Arbor Bancorp, Inc. He has been a Director of Kaydon since September 1995.

Thomas C. Sullivan (66)	Mr. Sullivan has been Chairman of RPM, Inc. since October 2002. Prior to that he served as the Chairman and Chief Executive Officer of RPM, Inc. since 1971 and has served as a Director of RPM, Inc. since 1963. RPM, Inc. manufactures and sells consumer and industrial coatings. Mr. Sullivan also serves on the Board of Directors of Agilysys Inc. and Huffy Corporation. He has been a Director of Kaydon since September 1998. Mr. Sullivan is a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors.

Robert M. Teeter (65)	Mr. Teeter has been President of Coldwater Corporation, a management consulting and research firm, since 1988. Prior to that Mr. Teeter was President of Market Opinion Research. Mr. Teeter also serves on the Board of Directors of United Parcel Service, Inc., Visteon Corporation and Arbor Bancorp, Inc. He has been a Director of Kaydon since October 2001. Mr. Teeter is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee of the Board of Directors.

B. Joseph White (56)	Mr. White is the Wilbur K. Pierpont Collegiate Professor and Professor of Business Administration at the University of Michigan. He was the Managing Director of Fred Alger Management Company, an asset management firm, in 2003. In 2002 he was Interim President of the University of Michigan. He was the Dean of the University of Michigan Business School from 1991 until 2001. Mr. White is a Trustee of Equity Residential, Inc. He is a Director of Kelly Services, Inc. and Gordon Food Service, Inc. He has been a Director of Kaydon since April 1999. Mr. White is Chairman of the Audit Committee and is a member of the Compensation Committee and the Corporate Governance and Nominating Committee of the Board of Directors.

      The Board of Directors recommends a vote FOR the election of the persons named above as Directors of the Corporation.

Director Compensation

      Directors who are not employees of Kaydon are paid an annual retainer of $20,000 and meeting fees of $2,000 for attending regular meetings of the Board of Directors, $500 for telephonic meetings of the Board, and Committee members other than the Chairman receive $500 per Committee meeting for attending meetings of the Audit, Compensation or Corporate Governance and Nominating Committees. The Chairmen of the Audit, Compensation and Corporate Governance and Nominating Committees are each paid an annual fee of $3,500 and are not paid committee meeting fees. Directors are also entitled to reimbursement of reasonable travel expense associated with Board and Committee meetings. Non-Employee Directors do not participate in the Company’s health or pension plans.

      In addition, Non-Employee Directors are eligible to receive options to purchase common shares of stock and shares of restricted stock pursuant to the Kaydon Corporation 2003 Non-Employee Directors Equity Plan (the “2003 Directors Plan”).

      The 2003 Directors Plan provides that each person who is first appointed as a Non-Employee Director within six months after an annual meeting of shareholders will be granted an option to purchase 5,000 shares of common stock on the date of appointment.

      The 2003 Directors Plan also provides on the day after each annual meeting of shareholders, each Non-Employee Director in office on that date will be granted an option to purchase 3,500 shares of common stock and 1,000 shares of restricted stock. Options granted under the 2003 Directors Plan will have an exercise price equal to the fair market value per share of common stock of the Company (i.e., the closing price for common stock on the NYSE) on the day of the grant. On each anniversary of the date of grant, an option will become exercisable with respect to 20% of shares covered by the option, so that on the fifth anniversary of the grant an option will be fully exercisable. All options must be exercised within ten years after the date of the grant. With respect to the restricted stock issued under the 2003 Directors Plan, on each January 5th after restricted shares are granted, the restrictions will lapse as to 20% of the shares previously granted, so that on the fifth such January 5th following the grant of restricted shares, all shares covered by the grant will be free of restrictions. In May 2003, each Non-Employee Director at that time was awarded the annual option to purchase

3,500 shares of Company common stock for $22.60 per share and the annual restricted stock grant of 1,000 shares of Company common stock. The 2003 Directors Plan expires by its terms on April 30, 2013.

      Under the provisions of the Non-Employee Directors Deferred Compensation Plan a non-employee director may elect to defer payment of all or a part of the cash compensation to be received as a director. Deferred compensation may be credited to an interest bearing account or Kaydon Corporation common stock “phantom” stock account. Payments under the Deferred Compensation Plan commence when a participant ceases to be a director or at a future date elected by the director.

Director Independence

      During March 2004 the Board undertook its annual review of director independence based on the new listing standards adopted during 2003 by the New York Stock Exchange (“NYSE”). Under the NYSE rules, a director qualifies as independent upon the Board affirmatively determining that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company has adopted categorical standards to assist it in making determinations of independence. Under these standards, no director will be considered not independent solely as a result of either of the following relationships:

•	If the director is a partner, shareholder or otherwise is an equity-holder of an entity with which the Company does business, so long as purchases or sales of goods and services from or to the Company do not exceed 1% of the annual revenues of the Company or the other entity; or

•	If the director serves as an officer or director of a charitable organization to which the Company makes a donation, so long as the aggregate annual donations by the Company do not exceed 1% of that organization’s annual charitable receipts.

      In addition, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates.

      Based on this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the NYSE standards, with the exception of Mr. Campbell. Mr. Campbell is considered a non-independent director because of his employment as a senior executive of the Company.

Board Committees

      The Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The Board of Directors and each Committee of the Board of Directors individually has the authority to retain outside advisers including consultants, accountants and legal counsel as needed.

      The Charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee may be accessed on the Company’s Web site at www.kaydon.com. A copy of any one or all of the Charters may also be attained without charge by writing to the Secretary, Kaydon Corporation, 315 E. Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108.

      Audit Committee. Kaydon’s Audit Committee consists of three Directors: B. Joseph White (Chairman), Gerald J. Breen and Thomas C. Sullivan. All of these members of the Audit Committee are independent as such term is defined under the current standards of the New York Stock Exchange (“NYSE”). The Audit Committee operates pursuant to a written charter which was adopted by the Board of Directors on December 9, 2003, as amended, and a copy of the current charter is attached to this Proxy Statement as Appendix A.

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its reasonable oversight of the Company’s:

•	Financial reporting processes, financial reports and other financial information;

•	Financial statement integrity;

•	Internal and independent audit activities;

•	Compliance with legal and regulatory requirements;

•	System of internal controls; and,

•	Independent auditor’s qualifications and independence.

      The Board of Directors has determined that each of the members of the Audit Committee is financially literate and possesses related financial management expertise within the listing standards of the NYSE. The Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined in the applicable SEC rules.

      See “Audit Committee Report” on page 19 of this Proxy Statement for additional information.

      Compensation Committee. Kaydon’s Compensation Committee consists of three Directors: Gerald J. Breen (Chairman), Robert M. Teeter and B. Joseph White. All members of the Compensation Committee are independent as such term is defined under the current listing standards of the NYSE. The Compensation Committee operates pursuant to a written charter which was adopted by the Board of Directors on December 9, 2003, as amended, and a copy of the current charter is attached to this Proxy Statement as Appendix B. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its reasonable oversight of the Company’s compensation arrangements including:

•	Selection, retention and compensation of elected officers and other key employees;

•	Interpreting and/or amending the Company’s 1999 Long Term Stock Incentive Plan;

•	Considering and approving where required, major changes in compensation, benefits and/or retirement plans; and

•	Determining and approving the Chief Executive Officers compensation.

      See “Compensation Matters — Compensation Committee Report on Executive Compensation” on page 14 of this Proxy Statement for additional information.

      Corporate Governance and Nominating Committee. Kaydon’s Corporate Governance and Nominating Committee (“Governance Committee”) consists of three Directors: Robert M. Teeter (Chairman), Thomas C. Sullivan and B. Joseph White. All members of the Governance Committee are independent as such term is defined under the current listing standards of the NYSE. The Governance Committee operates pursuant to a written charter which was adopted by the Board of Directors on December 9, 2003, as amended, and a copy of the current charter is attached to this Proxy Statement as Appendix C.

      The primary function of the Governance and Nominating Committee is to assist the Board of Directors in fulfilling its reasonable oversight of the Company’s nominating and governance procedures including:

•	Identifying and recommending nominees for the Company’s Board of Directors;

•	Recommending to shareholders candidates for election or reelection to the Board of Directors at the annual meeting;

•	Annually evaluating and reviewing the performance of the Board of Directors;

•	Reviewing and considering succession plans at the CEO and other senior officer levels;

•	Assessing the independence of the members of the board and its committees; and

•	Reviewing and pre-approving any outside directorship held by senior company officials.

      The Governance Committee considers candidates for Board membership based on recommendations received from Board members, management and shareholders. Prospective nominees are considered based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the qualifications and standards established by the Governance Committee. The initial determination will be based on information provided to the Governance Committee with the recommendation, the Governance Committee’s own knowledge of the prospective candidate, and possible inquiries to persons familiar with the qualifications of the prospective candidate.

      If the Governance Committee determines, in consultation with the Board as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Governance Committee evaluates the prospective nominee against the qualifications and standards adopted by the Governance Committee, including:

•	ability to represent the interests of the shareholders of the Company;

•	qualities and standards of integrity, commitment and independence of thought and judgment;

•	broad range of business experiences consistent with the Company’s diversified businesses;

•	ability to dedicate sufficient time, energy and attention to service as a director; and

•	contribution to the range of talent, skill and expertise appropriate for the Board.

      The Governance Committee, in its judgment, also considers such other relevant factors, including the current composition of the Board, the need for specific functional expertise and the evaluations of other prospective nominees. Further, the Governance Committee may, but is not required to, utilize third-party firms to assist in the identification and/or screening of prospective candidates.

      In connection with this evaluation, the Governance Committee determines whether one or more members of the Governance Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview, the Governance Committee recommends to the full Board the person or person to be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

      Mr. Brandon was recommended by the Chief Executive Officer, evaluated and interviewed by the Governance Committee (two of whom know Mr. Brandon personally) and approved by the full Board.

      Shareholder Communication. Shareholders may communicate with Directors directly by addressing any communications in writing to the Company’s outside counsel, Mr. Paul Rentenbach, Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243. Mr. Rentenbach will forward all such communications to the Directors without screening or editing.

Meeting Attendance

      During 2003, Kaydon’s Board of Directors met four times for regular meetings and three times for special telephonic meetings, the Audit Committee met seven times (five of the meetings involved the independent auditors), the Compensation Committee met three times, and the Corporate Governance and Nominating Committee met once during the year. The Non-Employee Directors met twice in 2003 without management present. Each member of the Board attended at least 75% of the Board meetings and each member of a Board Committee attended at least 75% of the meetings of each Committee on which he served.

      The Board of Directors has determined that the Company’s policy regarding Director attendance at the Company’s annual meeting of shareholders is that Directors are expected to attend in person absent compelling business or personal conflicts which prevent attendance. All members of the Board of Directors attended the 2003 Annual Shareholders Meeting.

      During 2003, the Board created the new position of presiding director, whose sole responsibility is to chair the periodic sessions of the Board in which management directors and other members of management are not present. The procedure adopted by the Board to select the presiding director for these sessions is to rotate the chairmanship among the individual chairs of the committees of the Board.

      Interested parties may communicate with Non-Employee Directors individually or as a group by submitting comments or questions in writing to the Company’s outside counsel, Mr. Paul Rentenbach, Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243. Mr. Rentenbach will forward all such communications to the Non-Employee Directors without screening or editing.

Equity Compensation Plan Information

      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003, including Kaydon’s 1999 Long-Term Stock Incentive Plan, 1993 Non-Employee Directors Stock Option Plan, the 2003 Non-Employee Directors Equity Plan and the Director Deferred Compensation Plan.

	Equity Compensation Plan Information

	(A)	(B)	(C)

			Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted average	future issuance under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants	outstanding options,	(excluding securities reflected
Plan Category	and rights	warrants and rights	in column (A))

Equity compensation plans approved by shareholders	177,000 (1)	$25.82	3,820,944 (3)
Equity compensation plans not approved by shareholders(2)	12,703	n/a	n/a

Total	189,703		3,820,944

(1)	Includes only options outstanding under Kaydon’s, 1999 Long-Term Stock Incentive Plan, the 1993 Non-Employee Directors Stock Option Plan and the 2003 Non-Employee Directors Equity Plan as no warrants or rights were outstanding as of December 31, 2003.

(2)	Includes shares of Kaydon common stock pursuant to phantom stock units outstanding under Kaydon’s Director Deferred Compensation Plan. This Plan is the only equity plan that has not been approved by shareholders and provides a vehicle for a director to defer compensation and acquire Kaydon common stock. The amount shown in column (A) above assumes these Directors elect to receive their deferred compensation in shares of Kaydon common stock. The number of shares reserved for issuance under this plan is not limited in amount, other than by the dollar value of the non-employee Directors’ annual compensation.

(3)	Includes shares available for issuance under Kaydon’s 1999 Long-Term Stock Incentive Plan which allows for the granting of stock options, stock appreciation rights and for awards of restricted stock, restricted stock units and stock-based performance awards to employees of and consultants to the Company and shares available for issuance under the 2003 Non-Employee Directors Equity Plan which allows for the granting of stock options and for awards of restricted stock.

Note: The Company’s practice is to purchase shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

      In accordance with its charter, the Audit Committee has selected Ernst & Young LLP independent auditors to audit the Company’s consolidated financial statements for fiscal 2004. Ernst & Young LLP served as the Company’s independent auditors for both fiscal 2003 and 2002. The Audit Committee is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

      In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

      The Audit Committee has approved all services provided by Ernst & Young LLP. A member of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

      Arthur Andersen’s report on the Company’s consolidated financial statements for the year ended December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During 2001 and through May 10, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such year and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      The Company has provided Arthur Andersen with a copy of the foregoing disclosures and Arthur Andersen has provided a letter dated May 10, 2002, stating that it agrees with the disclosures.

      During the fiscal year ended December 31, 2001, and through May 10, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

      The Board of Directors and the Audit Committee recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Independent Auditors for Kaydon Corporation for the fiscal year ending December 31, 2004.

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

					Long-term
					Compensation
					Awards
		Annual Compensation
					Restricted
Name and		Annual		Other Annual	Stock	All Other
Principal Position	Year	Salary(2)	Bonus(3)	Compensation(4)	Awards(5)	Compensation(6)

Brian P. Campbell,	2003	$600,000	$0	$0	$470,000	$4,012
Chairman, President	2002	600,000	0	0	365,100	3,137
and Chief Executive	2001	600,000	0	0	508,000	12,674
Officer
John R. Emling	2003	265,000	0	236,524	150,400	1,879
Senior Vice President	2002	262,500	0	81,328	121,700	10,882
Operations	2001	252,000	30,000	75,627	176,276	5,459
Peter C. DeChants(1)	2003	270,000	0	0	188,000	2,411
Vice President, Corporate	2002	82,038	0	0	243,400	781
Development & Treasurer	2001	0	0	0	0	0
Kenneth W. Crawford	2003	176,000	0	0	150,400	1,719
Vice President and	2002	174,269	0	0	121,700	1,562
Corporate Controller	2001	167,000	0	0	254,000	2,853
John F. Brocci	2003	178,000	0	0	103,400	2,136
Vice President,	2002	177,077	0	0	73,020	3,906
Administration and	2001	170,000	0	0	127,000	3,872
Secretary

(1)	Mr. DeChants began his employment in September 2002.

(2)	Includes deferrals into the Company’s 401(k) plan.

(3)	For presentation purposes, bonuses are shown in the year earned, although they are generally paid the following year.

(4)	In accordance with SEC rules, amounts totaling less than $50,000 or 10% of the officers’ annual salary and bonus have been omitted. The amounts shown in this column for Mr. Emling represent reimbursement for relocation expenses incurred and losses realized on the relocation of Mr. Emling’s primary residence, and the federal and state tax liabilities associated with such reimbursement.

(5)	Represents, for each Named Executive Officer, restricted stock awards made under the Company’s 1999 Long-term Stock Incentive Plan. The dollar value of the awards is based on the number of restricted shares awarded and the closing price of the common stock on the NYSE on the date the awards were made. Dividends are paid on all restricted stock. All shares are subject to vesting upon disability or death while employed at Kaydon. For awards made in 2003, 2002 and 2001, the restrictions lapse as to 1/5 of the shares awarded each year. The Three-Year History of the number of shares awarded each year and the Aggregate Number of Restricted Shares held as of December 31, 2003 by the Named Executive Officers, and the value of those shares as of December 31, 2003, based upon the closing price of the common stock on the NYSE on that date, are as follows: Mr. Campbell was granted 20,000 shares in May 2001, 15,000 shares in February 2002, and 25,000 shares in March 2003, and has a total of 49,000 unvested shares valued at $1,266,160; Mr. Emling was granted 6,940 shares in May 2001, 5,000 shares in February 2002, and 8,000 shares in March 2003, and has a total of 16,164 unvested shares valued at $417,678; Mr. DeChants was granted 10,000 shares in October 2002 and 10,000 shares in March 2003 and has a total of 20,000 unvested shares valued at $516,800; Mr. Crawford was granted 10,000 shares in May 2001, 5,000 shares in February 2002 and 8,000 shares in March 2003 and has a total of 18,000 unvested shares valued at $465,120; and Mr. Brocci was granted 5,000 shares in May 2001, 3,000 shares in February 2002 and 5,500 shares in March 2003 and has a total of 10,900 unvested shares valued at $281,656.

(6)	Includes healthcare expense reimbursements under a Kaydon plan for certain executive officers and for presentation purposes in this table are shown as being reimbursed in the same year the expense was incurred.

Certain Transactions

      During 2001 Kaydon entered into loan agreements with John R. Emling, an executive officer, to assist with the relocation of his residence to Ann Arbor, Michigan and the purchase of a second home. The loans, which were interest-free, total $393,000. Mr. Emling repaid the loans in full in 2003.

Change-In-Control Compensation Agreements

      Kaydon has entered into Change-in-Control Compensation Agreements with certain selected executives, including Messrs. Campbell, Emling, DeChants, Crawford and Brocci. The Change-in-Control Compensation Agreements provide that in the event of (i) the termination by Kaydon of the officer’s employment within three years after a Change-in-Control (as defined in the agreement) of the Company (except for reasons of retirement, death, disability or cause), or (ii) the termination by the officer within three years after a Change-in-Control of the Company for specified reasons, such officer will be entitled to termination benefits. The permissible reasons for the officer to terminate his employment and receive termination benefits include a substantial reduction in his duties and responsibilities, a reduction in his compensation or benefits package or the transfer of the officer to a location requiring a change in his residence or a material increase in the amount of travel normally required.

      The termination benefits to which the officer is entitled, which coordinate with benefits provided upon a Change-in-Control under Kaydon’s Supplemental Executive Retirement Plan, include three times annual base salary and target or actual bonus, whichever is higher, at the time of termination, payable in a lump sum payment, and certain other benefits provided in the agreement. None of the benefits would be affected or reduced if the officer were to obtain new employment after his termination by Kaydon. The Change-in-Control Compensation Agreements were approved by the Board of Directors as reasonable termination compensation for the officers in order to encourage management to remain with the Company and to continue to devote full attention to Kaydon’s business in the event of a threatened Change-in-Control of the Company.

Grants of Stock Options or Stock Appreciation Rights

      No grants of stock options were made to the Named Executive Officers during fiscal 2003.

Exercises of Stock Options and Stock Appreciation Rights and Holdings

      The following table shows stock options and stock appreciation rights exercised by the Named Executive Officers during the year ended December 31, 2003, including the total value of gains on the date of exercise based on the actual closing price of Kaydon common stock on that day. In addition, the number of shares covered by both exercisable and unexercisable stock options, as of December 31, 2003, is shown. Also reported are the values for “in-the-money” stock options. The dollar amounts shown in the “in-the-money” column represent the positive spread between the exercise price of an existing stock option and the year-end price of Kaydon common stock.

Aggregated Option/ SAR Exercises Last Fiscal Year and FY-End Option/ SAR Value

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
			at FY-END(#)	at FY-END(#)
	Shares
	Acquired on	Value	Exercisable(E)/	Exercisable (E)/
Name	Exercise(#)	Realized($)	Unexercisable(U)	Unexercisable(U)

Brian P. Campbell	60,000	$85,250	0	$0
John R. Emling	15,000	$5,813	0	$0
Peter C. DeChants	0	0	0	$0
Kenneth W. Crawford	0	0	( E)12,000	(E)$0
John F. Brocci	25,000	$6,938	0	$0

Retirement Plan

      Kaydon maintains a non-contributory defined benefit retirement plan that provides for normal retirement at age 65 and permits early retirement in certain cases. Benefits are based on years of service and “final average compensation”, which is the average covered compensation for the three highest consecutive calendar years during the ten most recent calendar years.

      Federal regulations require that no more than $200,000 in compensation be considered for the calculation of retirement benefits from the Retirement Plan, the Company’s qualified defined benefit plan, in 2003. The maximum amount paid from a qualified defined benefit plan cannot exceed $160,000 per year as of January 1, 2003. The Company previously adopted the Supplemental Executive Retirement Plan (“SERP”) to address these limitations.

      The SERP is a nonqualified supplemental pension plan for designated executive officers that provides increased benefits that would otherwise be denied because of certain Internal Revenue Code limitations on qualified benefit plans. In general, the SERP provides retirement, early retirement, disability and death benefits based on the benefit formula contained in the Retirement Plan applied to all compensation, reduced by benefits actually provided under the Retirement Plan. In certain cases, additional service credit for purposes of the SERP benefit formula is provided.

      The following table presents information regarding estimated annual benefits payable at the normal retirement age of 65, in the form of a single life annuity, from the Retirement Plan and the SERP if applicable. The amounts shown are not subject to reduction for Social Security benefits but are reduced by any pension payable from other company plans. A participant may retire as early as age 55, but benefits payable at early retirement are subject to reductions that approximate actuarial values (except that benefits under the SERP are not reduced on retirement at age 62 or later).

Final	Years of Credited Service at Retirement
Average
Compensation(1)	5	10	15	20	25	30 or more

$ 100,000	$6,625	$13,250	$19,875	$26,500	$33,125	$39,750
200,000	14,525	29,050	43,575	58,100	72,625	87,150
300,000	22,425	44,850	67,275	89,700	112,125	134,550
400,000	30,325	60,650	90,975	121,300	151,625	181,950
500,000	38,225	76,450	114,675	152,900	191,125	229,350
600,000	46,125	92,250	138,375	184,500	230,625	276,750
700,000	54,025	108,050	162,075	216,100	270,125	324,150
800,000	61,925	123,850	185,775	247,700	309,625	371,550
900,000	69,825	139,650	209,475	279,300	349,125	418,950
1,000,000	77,725	155,450	233,175	310,900	388,625	466,350

(1)	Final Average Compensation is the average covered compensation for the three highest consecutive calendar years during the ten most recent calendar years.

      Covered compensation is based on salary and annual bonuses as shown in the Summary Compensation Table. Bonuses are included in covered compensation in the year paid rather than the year earned. Prior to January 1, 1997, covered compensation excluded Management Incentive Compensation Plan (“MIC”) payments to the employee during the calendar year in excess of 50% of the employee’s base rate of pay in effect on the December 31 preceding the date of payment. Covered compensation also includes dividends on restricted stock awards (first payable in 2000). Messrs. Crawford, DeChants, and Emling participant in the Retirement Plan but not the SERP, and therefore their covered compensation is limited by the IRS limit for qualified plans ($200,000 for 2003). The other executives listed in the Summary Compensation Table participate in both the Retirement Plan and SERP and there is no limit on their covered compensation.

      With respect to the executive officers listed in the Summary Compensation Table, the credited Years of Service as of December 31, 2003, and the remuneration received during 2003 were, respectively, as follows: Mr. Campbell, 5 years plus 15 future service years under the SERP and $635,348; Mr. Brocci, 15 years plus 15 additional years of credit under the SERP and $187,252; Mr. Crawford, 4 years and $187,058; Mr. DeChants, 1 year and $200,000 and Mr. Emling, 5 years and $200,000. Compensation amounts for Mr. DeChants and Mr. Emling reflect the IRS pay limit.

Compensation Committee Interlocks and Insider Participation

      No executive officer, director or member of the Compensation Committee of the Company had any interlocking relationship which would require disclosure in this Proxy Statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (the “Committee”) ensures that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented. The following is the report of the Compensation Committee for the fiscal year ended December 31, 2003.

      The information contained in this report shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation Philosophy

      The overall focus of Kaydon’s compensation program is to enhance shareholder value through attainment of the Company’s strategic goals. The compensation program is intended to motivate executives, managers and other employees by incentivizing them to achieve results which will produce greater shareholder value. Although the Committee considers a variety of factors when it establishes compensation, it does not weigh them or utilize them in formulas. In general, the relevant factors considered by the Committee are the Company’s operating and financial performance (both relative to internal criteria and to the performance of comparable companies); the performance, responsibilities and tenure of individual executives; the strategic challenges for which they are responsible; the competitive environment for skilled executive talent; and general economic conditions and outlook. Accordingly the Compensation Committee has established the following objectives:

•	Provide compensation that will motivate, attract and retain superior management talent and reward performance;

•	Align the executives’ interests with the success of the Company by placing a significant portion of their compensation “at risk” through the setting of challenging performance goals for Named Executive Officers and key managers, and provide a short-term incentive bonus opportunity upon achievement of those goals; and

•	Provide significant long-term equity incentives which align the interests of Named Executive Officers and key executives, managers, and employees with those of Kaydon shareholders.

Executive Officer Compensation Program

      The Company’s Executive Officer compensation program is comprised of base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Committee reviews the Company’s annual and long-term goals when considering compensation of Executive Officers, but compensation decisions are a function of the Committee’s discretionary judgment rather than the application of plan formulas.

Base Salary

      The Committee annually takes into account individual contributions to the Company’s performance, as well as specific issues and challenges particular to the Company and the individual.

Annual Incentive Compensation

      The purpose of the Company’s annual incentive compensation program is to provide a direct financial incentive in the form of an annual cash bonus, if earned, to Named Executive Officers and key managers to achieve the Company’s annual and long-term growth and performance goals. Target bonuses for Named Executive Officers and key managers generally range from 40 to 60% of annual salary and are based upon the individuals potential impact on Kaydon’s operating and financial results and market competitive pay practices. The actual bonus paid depends upon the achievement of business unit objectives and financial performance goals.

      Performance goals are linked to such factors as (1) annual revenue, (2) earnings before interest & taxes (EBIT) and earnings before interest, taxes, depreciation & amortization (EBITDA), (3) earnings per share, (4) asset management, (5) net income, (6) productivity improvements, (7) return on capital employed and (8) cash flow return. The Committee has the discretion to adjust bonuses.

Long-Term Equity Incentive Program

      The Company’s 1999 Long-Term Stock Incentive Plan (“Plan”) provides for the grant of stock options, restricted stock awards and other types of equity awards in connection with the Company’s long-term incentive program for Named Executive Officers, other executives and key managers. The objectives of the program are to align management and shareholder long-term interests by creating a strong and direct long-term relationship between executive compensation and shareholder returns. The Committee strongly believes that by providing those individuals who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company common stock, the best interests of shareholders, Named Executive Officers and key managers will be more closely aligned. The Company’s equity incentives generally vest over periods of between five and ten years which increases the long-term aspect of these awards. As a result of the Company’s extended vesting schedule, the dollar value of these stock-based incentives can appreciate to substantial amounts since there is a longer time period for the Company stock prices to appreciate. Although many other companies have shorter vesting schedules which enable individuals to receive their equity incentives in a shorter time period, the Company believes this could lead to decisions adverse to the long-range interests of the Company and its shareholders. Further, the Company believes that the extended vesting of equity incentives also promotes retention and spreads compensation expense over a longer term.

      The Company’s policy is to purchase shares of Kaydon common stock in the open market sufficient to provide for all equity incentives awarded so that the expense related to these awards is more consistent and less variable, as well as to avoid any earnings per share dilution resulting from these awards. This expense is amortized over the vesting period of the equity incentive. Because the Company’s tax deduction is based on the fair market value at the time restrictions lapse, the after-tax cost of this program can be very favorable to the Company based on future appreciation of Company common stock.

      The Committee has the authority to: establish rules for the administration of the Plan; select those individuals to whom awards are granted; determine types of awards and the number of shares covered by such awards; set the terms and conditions of such awards; and cancel, suspend or amend awards.

      Generally the Committee reviews long-term equity incentives twice each year. During 2003, the Committee approved restricted stock grants which vest over five years totaling 76,880 shares to 45 employees and restricted stock phantom shares which vest over five years totaling 6,070 shares to five non-U.S. employees. A phantom share pursuant to the Plan represents the right to receive an amount (paid in the currency of the recipients domicile) equal to the fair market value of one share of Kaydon common stock at the time the award vests and/or meets any performance conditions of the grant.

CEO Compensation — Brian P. Campbell

      Brian P. Campbell became the President and Chief Executive Officer of Kaydon Corporation in September 1998.

•	Base Salary — The Committee made no adjustment to Mr. Campbell’s base pay in 2003.

•	Incentive Compensation — Mr. Campbell received no incentive compensation for 2003.

•	Long-term Stock Incentives — Mr. Campbell received a restricted stock award of 25,000 shares in 2003.

Committee Policy Regarding Compliance with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”)

      Section 162(m) of the Code, establishes a limit on the deductibility of annual compensation for the Executive Officers named in this proxy that exceeds $1 million per year unless such pay is pursuant to qualifying performance-based plans approved by the shareholders of the Company. Compensation as defined includes, among other things, base salary, incentive compensation and gains on stock options, restricted stock, and other transactions under Kaydon’s prior Stock Option Plan and the 1999 Long-term Stock Incentive Plan.

      The Committee establishes individual executive compensation based primarily upon the Company’s performance and competitive considerations. As a result, executive compensation may exceed $1 million in a given year. The Committee will continue to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate Executive Officers in a manner commensurate with the performance of Kaydon and the competitive environment for executive talent.

Compensation Committee:

Gerald J. Breen (Chairman) Robert M. Teeter B. Joseph White

PERFORMANCE GRAPH

      In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by Kaydon. Kaydon has selected Standard & Poor’s 500 Stock Composite (“S&P 500”) Index for the broad equity index and the Value Line Diversified Manufacturing Index as an industry standard for the five year period commencing January 1, 1999 and ending on December 31, 2003. The information contained in this graph shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

	1998	1999	2000	2001	2002	2003

KAYDON CORPORATION	$100.00	$67.85	$57.92	$53.86	$51.41	$64.02
Standard & Poor’s 500	100.00	119.62	107.49	93.47	71.63	90.53
Value Line Diversified Mfg	100.00	125.55	155.50	173.20	153.28	237.96

*	Assumes $100 invested at the close of trading on December 31, 1998, in Kaydon common stock, the S&P 500 Index and the Value Line Diversified Manufacturing Index (published by Value Line, Inc). Total return assumes reinvestment of dividends.

AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee (the “Committee”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003, which include the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2003 and 2002, and related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

      In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors independence. Further the Committee reviewed and discussed with both management and the Company’s independent auditors all annual financial statements and quarterly operating results prior to their issuance. During fiscal 2003, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee.

      The Committee also discussed with management, the internal audit staff and the independent auditors the quality and adequacy of the Company’s internal controls; estimates, reserves and accruals; quality of earnings; suitability of accounting principles; highly judgmental areas; audit adjustments whether recorded or not; status of pending litigation; taxation matters; and other areas of oversight to the financial reporting and audit process that the Committee believed appropriate. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, and, with and without management present, discussed and reviewed the results of the independent auditors examination of the financial statements.

      The Committee reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned reviews and discussions with management, the internal audit staff and the independent auditors, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Fee Summary

      Fees for professional services provided by our independent auditors in each of the last two years, in each of the following categories are:

	2003	2002	2002
	Ernst &	Ernst &	Arthur	2002
	Young LLP	Young LLP	Andersen LLP	Total

Audit Fees	$543,400	$351,600	$5,000	$356,600
Audit-Related Fees	64,600	29,100	—	29,100
Tax Fees	180,700	186,800	62,300	249,100
All Other Fees	3,000	—	—	—
Total Fees	$791,700	$567,500	$67,300	$634,800

      Audit fees include fees associated with the annual audit, reviews of the quarterly reports on Form 10-Q, statutory audits required internationally, and comfort letters and consents related to filings with the Securities and Exchange Commission. Audit-related fees principally include accounting consultation related to possible acquisitions and financial reporting standards, and employee benefit plan audits. Tax fees include tax compliance, tax advice and tax planning, including international tax services. All other fees include the translation of statutory audit reports to English.

Auditor Independence

      The Audit Committee has determined that the provision of services rendered above is compatible with maintaining Ernst & Young LLP’s independence.

      All audit related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policies and Procedures for the Pre-Approval of Audit and Non-Audit Services provides for pre-approval of audit, audit-related, tax and other services specifically described by the Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The Committee authorized the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee:

B. Joseph White (Chairman)
Gerald J. Breen
Thomas C. Sullivan

PROPOSALS BY HOLDERS OF COMMON STOCK

      If any shareholder wishes to have a proposal included in the Company’s proxy statement for the Annual Meeting to be held in 2005, the proposal must be received by the Company by December 1, 2004, which is the date that is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal should be sent to the Secretary of the Company at its Executive Offices in Ann Arbor, Michigan, and it is recommended that registered or certified mail, return receipt requested, be used.

      In addition, if any shareholder intends to present a proposal for consideration at the Annual Meeting in 2005, in accordance with the procedures set forth in the Company’s By-Laws, prior notice of a shareholder’s intention to present such a proposal must be given to the Company not later than 90 days prior to the first anniversary of the date of the preceding Annual Meeting or February 7, 2005. Such notice must contain the information required by the Company’s By-Laws, and the presiding officer of the Annual Meeting may refuse to entertain any shareholder proposals that do not comply with these By-Law provisions.

      Any shareholder entitled to vote at an annual meeting of shareholders at which directors are to be elected may nominate a person for election to the Board of Directors by following the procedures in the Company’s By-Laws. In general, such nominations may be made by notice in writing to the Secretary of the Company received at the Company’s executive offices not less than ninety days prior to the date of the meeting. Such notice shall provide for each person the shareholder proposes to nominate all information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, and, as to the shareholder, their name and address as they appear on the Company’s books and the class and number of shares of Kaydon’s capital stock beneficially owned. Any nomination not made in accordance with the procedures in the Company’s By-Laws shall be disregarded at the annual meeting of shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended requires each director and certain officers of Kaydon, and any person or entity that owns more than 10% of Kaydon common stock to file with the Securities and Exchange Commission, by a specified date, certain reports of ownership and changes in ownership of Kaydon’s common stock. Shareholders who own more than 10% of Kaydon common stock are required to furnish to Kaydon copies of all reports they file under Section 16(a). The Company prepares and files Section 16(a) reports on behalf of our officers and directors. The Sarbanes-Oxley Act of 2002 mandates that most of these reports under Section 16(a) must be filed by the second day after the event that gave rise to the required filing has occurred.

      Based upon a review of reports that were filed by Kaydon’s directors and officers and written representations from those directors and officers that no other reports were required, the Company believes that during fiscal year 2003 its directors and officers complied with all such requirements.

Code of Ethics

      The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s chairman, chief executive officer, president, chief financial officer, chief accounting officer, and any person who performs similar functions; and intends to satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on its Web site at www.kaydon.com. The Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees, which is available on the Company’s Web site at www.kaydon.com. Also the Company has adopted Corporate Governance Guidelines which are available on its Web site at www.kaydon.com and in print to any shareholder who requests them.

OTHER ITEMS OF BUSINESS

      Management does not intend to present any further items of business to the meeting, and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

John F. Brocci
Secretary

April 5, 2004

PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

APPENDIX A

KAYDON CORPORATION

AUDIT COMMITTEE CHARTER

I. Purpose

      The primary function of the Committee is to assist the Board of Directors in fulfilling its reasonable oversight of the Corporation’s:

•	Financial reporting processes, financial reports and other financial information;

•	Integrity of the Corporation’s financial statements;

•	Internal and independent audit activities;

•	Compliance with legal and regulatory requirements;

•	System of internal controls; and,

•	Independent auditor’s qualifications and independence.

      The function of the Audit Committee is oversight. The Committee shall have the authority to retain accountants, independent counsel and other advisors to assist it in carrying out its duties. The Committee shall prepare the audit committee report as required by the SEC to be included in Kaydon’s annual proxy statement. Management of the Corporation is responsible for the preparations, presentation and integrity of the Corporation’s financial statements. Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out proper audits and reviews of the Corporation’s interim and year-end financial statements. Consequently, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete, accurate or in compliance with generally accepted accounting principles.

II. Composition

      The Committee shall be comprised of three or more independent directors as determined by the Board. For purposes of this Charter, an “independent director” is any Director who fulfills the NYSE requirements for an “independent director”.

      All members of the Committee shall be financially literate, have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be appointed by the Board of Directors. The Board shall have the authority to remove a Committee member at any time. The Chair shall be appointed by the Board of Directors; if the appointed Chair is not present at any meeting, the members of the Committee may designate a Chair.

III. Meetings

      The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually with management, the independent auditors and the internal auditors in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

IV. Responsibilities and Duties

      To fulfill its oversight responsibilities and duties, the Committee shall perform any activities consistent with this Charter, the Corporation’s Regulations and governing law, as the Committee or the Board deems necessary or appropriate and shall:

1.	Review and reassess this Charter at least annually and submit the Charter to the Board of Directors for approval.

2.	Discuss with management and the independent auditors the Corporation’s audited and quarterly financial statements, including management’s discussion and analysis of financial condition and results of operations, prior to filing with the Securities and Exchange Commission and prior to the release of earnings. The Chair of the Committee may, if necessary, represent the entire Committee for the purposes of the quarterly reviews.

3.	Review and discuss with management, the independent auditors and the internal audit staff (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in selection or application of accounting principles, and (b) the adequacy of, and any significant changes to, accounting controls, and any special audit steps adopted in light of material control deficiencies (c) analyses prepared by management and/or the independent auditor regarding significant financial reporting issues, accounting judgments, and the effect of alternative GAAP methods on the financial statements, and (d) the effect of regulatory and accounting initiatives and off-balance sheet structures on the financial statements.

4.	Discuss with management Kaydon’s policies with respect to risk management.

5.	Report and make recommendations to the Directors regularly with respect to the Committee’s activities and determinations.

6.	Review with management from time to time the Corporation’s policies and practices with respect to legal, regulatory and ethical compliance.

7.	Discuss with management the type and presentation of information to be included in earnings press releases, including the use of “pro forma,” “adjusted” or non-GAAP information.

8.	Establish procedures for the (a) the receipt, retention and treatment of complaints received by Kaydon regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of Kaydon of concerns regarding questionable accounting or auditing matters.

Independent Auditors

9.	Directly appoint, retain, determine compensation for, and oversee the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services. The audit firm shall report directly to the audit Committee and the Committee shall be responsible for the resolution of disagreements between management and the auditor regarding financial reporting. (Selection criteria will include but is not limited to, evaluation of their services, and compensation for audit and non-audit services). Appropriate funding for compensation to any accounting firm engaged to render or issue an audit report or perform other audit, review or attest services, as well as the administrative expenses of the Committee, shall be provided by Kaydon Corporation.

10.	Obtain and review annually a formal written statement from the independent auditors delineating (a) the auditing firm’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the auditing firm, (c) all relationships between the auditor and the Corporation [consistent with Independence Standards Board Standard No. 1]; discuss with the independent auditors all relationships or services disclosed in the statement that may impact their objectivity and independence; and recommend appropriate action to satisfy itself of the independent auditors’ independence.

11.	Discuss with the independent auditors the nature and scope of their annual audit and review their opinion and recommendations. Review with the independent auditors any audit problems or difficulties and management’s response.

12.	Receive and discuss any reports or communications submitted to the Committee by the independent auditors required by or referred to in SAS 61.

13.	Approve any proposed change of the independent auditors.

14.	Conduct an annual performance evaluation of the audit committee and report the results of such review to the Board.

15.	Establish clear hiring policies for employees or former employees of the independent auditor.

Internal Auditors

16.	Discuss with the internal audit staff the nature and scope of the Corporation’s internal audit program and significant results of internal audits.

Other Advisers

17.	The Committee has the authority to retain independent outside advisers including consultants, accountants and legal counsel as needed in carrying out its duties whose expenses shall be borne by Kaydon Corporation.

APPENDIX B

KAYDON CORPORATION

COMPENSATION COMMITTEE CHARTER

Organization

      There shall be a standing committee of the Board of Directors to be known as the Compensation Committee. The Compensation Committee shall be comprised of not less than three (3) independent directors. For purposes of this Charter, an “independent director” is any Director who fulfills the NYSE requirements for an “independent director”.

      Members of the Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board may remove any member of the Committee at any time. The Board shall designate one of the Committee Members as Chairman; if the Chair is not present at any meeting, the members may designate a Chair. The committee shall hold meetings (in person or by telephone conference) as necessary. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee shall have the authority to delegate any duties or responsibilities to any subcommittee.

Statement of Policy

      The primary function of the Compensation Committee is to consider and make recommendations to the Board concerning the compensation programs, benefits and awards for the Corporation.

Responsibilities

1.	Consider and make recommendations to the Board regarding the selection and retention of all elected officers of the Corporation, including the Chief Executive Officer, and other key employees as appropriate.

2.	Consider and make recommendations to the Board regarding compensation for elected officers.

3.	Administer, interpret, make grants and awards, adopt rules and recommend to the Board amendments of the Corporation’s 1999 Long Term Stock Incentive Plan.

4.	Consider, make recommendations and approve bonus awards with respect to elected officers and aggregate payments to other participants in the Corporation’s incentive compensation program.

5.	Consider and make recommendations to the Board concerning the total compensation package (including, but not limited to base pay, bonus awards, perquisites, other remuneration), the structure and award formulae, and calculation and performance targets for the Corporation’s incentive compensation program for all elected officers.

6.	Produce the annual proxy statement compensation committee report on executive compensation as required by the SEC and review and approve other proxy compensation disclosures.

7.	Oversee selection of outside consultants to review the Corporation’s executive compensation program as appropriate; and to meet privately with such consultants without management present if desired;

8.	Consider recommendations for major changes in compensation, benefits and/or retirement plans that have application to significant numbers of the Corporations total employees and which may require approval of the Board.

9.	Retain independent outside advisers including consultants, accountants and legal counsel as needed, the expenses of which shall be borne by Kaydon, and including sole authority to retain and terminate any compensation consultant to be used to evaluate director, CEO or senior executive compensation, including sole authority to approve fees and terms of retention.

B-1

10.	Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the CEO’s compensation level based on this evaluation.

11.	Conduct an annual performance evaluation of the compensation committee.

B-2

APPENDIX C

KAYDON CORPORATION

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Organization

      There shall be a standing committee of the Board of Directors to be known as the Corporate Governance and Nominating Committee. The membership of this Committee shall be comprised of at least three (3) independent directors. For purposes of this Charter, an “independent director” is any Director who fulfills the requirements for an “independent director” in NYSE Rule 303A(2).

      The members of the Corporate Governance and Nominating Committee shall be designated annually by the Board of Directors. The Board may remove any member of the Committee at any time. The Board shall designate one of the Committee members as its Chairman; if the Chair is not present at any meeting, the Committee may designate a Chair. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee shall hold meetings (in person or by telephone conference) as necessary and at such times and places as the Committee determines. The Committee is authorized to confer with the Corporation’s management and other employees, request such employees to attend its meetings (or portions thereof) and to provide information to the extent it deems necessary or appropriate to fulfill its duties. The Committee shall be authorized to delegate its duties and responsibilities to any subcommittee.

Purpose, Duties and Responsibilities

      The Corporate Governance and Nominating Committee assists the Board of Directors in identifying, screening, and recommending qualified candidates to serve as directors of the Company and is responsible for oversight of the Board of Directors independence, operations, effectiveness and it promotes excellence in governance.

Specifically, the Committee will:

1.	Identify qualified candidates to fill Board positions consistent with criteria approved by the Board; make recommendations to the Board concerning selection criteria to be made by the Committee in seeking nominees for election to the Board.

2.	Recommend to the Board of Directors nominees to fill new positions or vacancies as they occur among the Directors; and prior to each annual meeting of shareholders, the candidates for election or reelection as Directors by the shareholders at the annual meeting.

3.	Consider candidates submitted by Directors, officers, employees, shareholders, and others.

4.	Be available to the Chairman of the Board and other Directors for consultation concerning candidates as Directors.

5.	Undertake studies and make recommendations to the Board concerning the structure, composition and functioning of the Board and all Board committees.

6.	Develop and recommend to the Board of Directors such corporate and Board governance guidelines as may be deemed necessary by the Committee to ensure that Kaydon effectively protects and enhances shareholder value.

7.	Recommend ways in which the Board of Directors could improve its performance.

8.	Review Board meeting procedures, including the appropriateness and adequacy of the information supplied to Directors prior to and during Board meetings.

C-1

9.	Monitor the practices of the Board of Directors to ensure compliance with the Corporation’s corporate governance principles.

10.	Annually evaluate and review the performance of the Board of Directors as a whole in order to increase the overall effectiveness of the Board, and report the results of its evaluation to the Board of Directors.

11.	Undertake studies and make recommendations to the Board concerning the compensation of non-employee Board members.

12.	Review and pre-approve any outside directorships in other public companies held by senior company officials.

13.	Periodically receive and consider recommendations from the CEO regarding succession at the CEO and other senior officer levels.

14.	Annually assesses whether (a) the majority of the Board are independent directors; and (b) the membership of the Audit, Compensation and Governance Committees are comprised exclusively of independent directors, and provide such assessment to the board of directors for its determination of independence of the members of the board.

15.	Retain independent outside advisers including consultants, accountants and legal counsel as needed, the expenses of which shall be borne by Kaydon Corporation the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

16.	Oversee the evaluation of the Board and management.

17.	Conduct an annual performance appraisal of the Corporate Governance and Nominating Committee.

C-2

# DETACH PROXY CARD HERE #

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.

This Proxy is solicited on behalf of the Board of Directors of the Company.

1.	Election of a Board of Directors for a term of one year:

FOR all nominees (except as listed to the contrary).	☐	AUTHORITY WITHHELD for all.	☐	*EXCEPTION	☐

*Exception

(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “*Exceptions” box and write that nominee’s name in the space provided above.)

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of the Company’s independent auditors for 2004; and	☐	☐	☐

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

S C A N    L I N E

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

Date	Share Owner sign here	Co-Owner sign here

P R O X Y

KAYDON CORPORATION

Annual Meeting of Shareholders, May 7, 2004

Solicited on Behalf of the Board of Directors of Kaydon Corporation

     The undersigned hereby appoints BRIAN P. CAMPBELL and JOHN F. BROCCI, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of Kaydon Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at the Courtyard By Marriott, 3205 Boardwalk, Ann Arbor, Michigan on Friday, May 7, 2004 at 11:00 AM, Eastern time, and at any adjournment thereof.

     David A. Brandon, Gerald J. Breen, Brian P. Campbell, Thomas C. Sullivan, Robert M. Teeter and B. Joseph White have been nominated for election as Directors. Your vote for the six directors may be indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no contrary specification is indicated, this proxy will be voted FOR the election of all nominees as Directors. To insure this proxy is properly executed, each stockholder should review the Proxy Statement section entitled Quorum and Vote Requirements, and the vote requirements described in the sections relative to Proposal No. 2 the Proxy Statement before marking this card.

(Continued and to be dated and signed on the reverse side.)

KAYDON CORPORATION
P.O. BOX 11079
NEW YORK, N.Y. 10203-0079

# DETACH PROXY CARD HERE #

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.

This Proxy is solicited on behalf of the Board of Directors of the Company.

1.	Election of a Board of Directors for a term of one year:

FOR all nominees (except as listed to the contrary).	☐	AUTHORITY WITHHELD for all.	☐	*EXCEPTION	☐

*Exception

(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “*Exceptions” box and write that nominee’s name in the space provided above.)

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of the Company’s independent auditors for 2004; and	☐	☐	☐

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

S C A N    L I N E

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

Date	Share Owner sign here	Co-Owner sign here

P R O X Y

KAYDON CORPORATION

Annual Meeting of Shareholders, May 7, 2004

Solicited on Behalf of the Board of Directors of Kaydon Corporation

     The undersigned hereby appoints BRIAN P. CAMPBELL and JOHN F. BROCCI, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of Kaydon Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at the Courtyard By Marriott, 3205 Boardwalk, Ann Arbor, Michigan on Friday, May 7, 2004 at 11:00 AM, Eastern time, and at any adjournment thereof.

     David A. Brandon, Gerald J. Breen, Brian P. Campbell, Thomas C. Sullivan, Robert M. Teeter and B. Joseph White have been nominated for election as Directors. Your vote for the six directors may be indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no contrary specification is indicated, this proxy will be voted FOR the election of all nominees as Directors. To insure this proxy is properly executed, each stockholder should review the Proxy Statement section entitled Quorum and Vote Requirements, and the vote requirements described in the sections relative to Proposal No. 2 the Proxy Statement before marking this card.

(Continued and to be dated and signed on the reverse side.)

KAYDON CORPORATION
P.O. BOX 11079
NEW YORK, N.Y. 10203-0079